UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2003

Republic Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-27652	59-3347653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Second Avenue N.E., St. Petersburg, FL 33701

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code: (727)-823-7300

N/A

(Former name or former address, if changed since last report)

Item 9.	Regulation FD Disclosure and Item 12. Disclosure of Results of Operations and Financial Condition

On October 20, 2003, Republic Bancshares, Inc. (the “Company”) issued a press release relating to the Company’s earnings for the third quarter of fiscal year 2003. A copy of the press release is furnished as part of this report pursuant to items 9 and 12 of this Form 8-K.

The following exhibit is furnished herewith pursuant to Item 9 of this report and shall not be deemed to be “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Exhibit Number	Description of Exhibit
99.1	Press Release issued October 20, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCSHARES, INC. (Registrant)

October 20, 2003	By:	/s/ William R. Falzone
William R. Falzone, V.P. & Treasurer